Exhibit 99.3

Fairway Group Holdings Corp. Appoints General Robert Magnus, USMC (ret) to Board of Directors

(New York, February 6, 2014) — Fairway Group Holdings Corp.  (‘‘Fairway”) (NASDAQ: FWM) announced today that General Robert Magnus has been appointed to the company’s Board of Directors.  General Magnus will be the third independent director on the Board and will serve on both the Audit Committee and the Compensation Committee.

General Magnus retired in 2008 from the United State Marine Corps after a 39-year career.  His position prior to retirement was the 30th Assistant Commandant of the Marine Corps, where he was the second senior officer for 230,000 Marines and Sailors and 20,000 civilian employees.  Earlier, he served from 2001 to 2005 as Deputy Commandant (Programs and Resources), where he directed the Marine Corps’ planning and execution of manpower, equipment, infrastructure and readiness requirements.

“We are delighted to have General Magnus join Fairway’s Board of Directors,” said Charles Santoro, Fairway’s Executive Chairman.  “Over his many years of service to our country, he has held important and diverse management roles in the Marine Corps in areas such as strategy and operations.  He also has extensive experience in logistics and planning, areas where his input will be invaluable to Fairway.”

General Magnus serves on the Board of Directors of Agusta Westland NA, Enersys, and Elbit Systems of America, where he serves as Board Chairman.   In addition to his military training and education, he has a BA degree from the University of Virginia and a MS degree from Strayer College.

He joins Stephen L. Key, who was formerly an Executive Vice President and Chief Financial Officer at both Textron Inc and ConAgra, Inc., and Farid Suleman, the former President and Chief Executive Officer of Citadel Broadcasting Corporation, as independent directors on the Fairway Group Holdings Board of Directors.

About Fairway Market

Fairway Market is a high-growth food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”®.  Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries.  Fairway is headquartered in New York, New York.  For more information, visit Fairway’s website at www.fairwaymarket.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involving known and unknown risks and uncertainties and other factors that may cause Fairway’s actual results in current or future periods to differ materially from forecasted results.  Food retail is a large and highly competitive industry, and Fairway’s business involves many risks and uncertainties, including, but not limited to: our ability to open new stores on a timely basis or at all; our ability to achieve sustained sales and profitable operating margins at new stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; the geographic concentration of our stores; our ability to maintain or improve our operating margins; our history of net losses; ordering errors or product supply disruptions in the delivery of perishable products; restrictions on our use of the Fairway name other than on the East Coast and in California and certain parts of Michigan and Ohio; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; and other risk factors detailed in our filings with the Securities and Exchange Commission (“SEC”), and available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.